Exhibit 99.1

Callaway Golf Company Releases Preliminary Third Quarter 2008 Results

CARLSBAD, Calif.--(BUSINESS WIRE)--October 14, 2008--Callaway Golf Company (NYSE:ELY) today announced that, based on current information, the Company’s net sales for the third quarter of 2008 are estimated to be $213 million compared to $236 million in 2007. Management also estimates that the third quarter loss per share is expected to range from $(0.12) to $(0.14) (on 62.5 million shares outstanding), including after-tax charges of $0.04 per share associated with the Company’s gross margin improvement initiatives announced in November 2006. For the third quarter of 2007, the Company reported fully diluted earnings of $0.02 per share (on 67.6 million shares outstanding), including after-tax charges of $0.04 per share associated with the Company’s gross margin initiatives.

Excluding the charges for the gross margin initiatives, pro forma loss per share is estimated to range from $(0.08) to $(0.10) for the third quarter of 2008 as compared to earnings of $0.06 per share for the third quarter of 2007.

Net sales for the first nine months of 2008 are estimated to be $946 million compared to $950 million in 2007. Earnings for the first nine months of 2008 are estimated to range from $1.06 to $1.08 per share (on 64.0 million shares outstanding), an increase of approximately 4% compared to $1.03 (on 68.4 million shares outstanding) for the first nine months of 2007. These results include after-tax charges related to the Company’s gross margin initiatives of $0.09 per share in 2008 and $0.07 per share in 2007. Excluding these charges, pro forma diluted earnings per share are estimated to be $1.15 to $1.17, an increase of approximately 5% compared to pro forma diluted earnings per share of $1.10 for the first nine months of 2007.

The Company’s third quarter and first nine month results in 2007 benefited from a $0.03 per share gain related to the sale of a building.

Business Update

“The significant deterioration in global economies over the last several weeks of the third quarter have finally impacted what had been a record year for Callaway Golf,” commented George Fellows, President and CEO of Callaway Golf. “Both our international and U.S. businesses were softer than expected as a result of the turmoil in the global financial markets. These recessionary conditions had a significant adverse effect on retailer and consumer confidence and exacerbated the normal end of season sales slowdown.

“Although we are disappointed with the effect these conditions have had on our third quarter sales, the operating expense contingency plans and share repurchases we implemented earlier this year have allowed us to increase pro forma earnings by approximately 5% for the first nine months of 2008 compared to the first nine months of 2007. Furthermore,” continued Mr. Fellows, “despite the impact of these macro-economic issues on our top-line, the fundamentals of our business remain strong. For example:

  We have a strong balance sheet with no long-term debt.
  Net working capital continues to be tightly managed. As a result of a more responsive supply chain, and despite the rapid decline in demand that occurred at the end of the quarter, our inventory as a percent of trailing twelve month sales at the end of the quarter is estimated at 19.7%, in-line with our year end target of 20.0%.
  Operating expenses also continue to be tightly managed to mitigate inflationary pressures and protect profitability. Operating expenses are estimated to be approximately $93 million for the third quarter of 2008, flat with 2007 and less than our previous guidance.
  Our gross margin initiatives continue to deliver targeted savings and have been able to partially offset an estimated 250 basis point decline in third quarter gross margins as a percentage of sales. This decline resulted from the effect of the economy on sales and product mix as nervous consumers trended toward lower price point products.

“Looking forward,” concluded Mr. Fellows, “we believe our 2009 new product line-up is stronger than our record setting 2007 offering, and along with the strong business fundamentals just mentioned, we feel we are well positioned for growth when the global economy and normal demand for new products finally begin to recover. In the meantime, we will continue to manage our business in a conservative and prudent manner.”

Business Outlook

Management noted that given the continued uncertainty surrounding current and future economic conditions, the Company is revising its annual guidance downward. The Company currently estimates that for the full year 2008 its net sales will be in the range of $1.125 to $1.145 billion and that its pro forma fully diluted earnings will exceed 2007 and will be in the range of $0.92 to $1.02 per share (or 3% to 15% growth versus 2007). The Company had previously estimated that net sales would be at the higher end of the range of $1.145 to $1.165 billion and that pro forma earnings per diluted share would be at the lower end of the range of $1.08 to $1.18. Pro forma earnings exclude after-tax charges related to the gross margin improvement initiatives in the amount of approximately $0.11 per share. Additional details will be provided at the upcoming October 30th earnings conference call.

Conference Call

The Company will release actual third quarter financial results on October 30, 2008. A conference call and webcast will also take place at that time.

Disclaimer: Investors should be aware that the Company has not yet finalized its results for the third quarter of 2008 and that the Company’s “preliminary” estimates of net sales, earnings, and other financial measures for the third quarter and first nine months of 2008 reflect management’s estimates based upon the information available at the time made. These estimates could differ materially from the Company’s actual results if the information on which the estimates are based ultimately proves to be incorrect or incomplete. In addition, statements used in this press release that relate to future plans, events, financial results, performance or prospects, including statements relating to estimated sales and earnings for 2008, the strength of the 2009 product line-up, and estimated charges for the gross margin initiatives, are forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995. These estimates and statements are based upon current information and expectations. Accurately estimating the Company’s reported future financial performance is based upon various unknowns including, future changes in foreign currency rates and consumer acceptance and demand for the Company’s products as well as future consumer discretionary purchasing activity, which can be significantly adversely affected by unfavorable economic or market conditions. Actual results may differ materially from those estimated or anticipated as a result of these unknowns or other risks and uncertainties, including delays, difficulties or increased costs in the supply of components needed to manufacture the Company’s products, in manufacturing the Company’s products, or in connection with the implementation of the Company’s planned gross margin initiatives or the implementation of future initiatives; adverse weather conditions and seasonality; any rule changes or other actions taken by the USGA or other golf association that could have an adverse impact upon demand or supply of the Company’s products; a decrease in participation levels in golf; and the effect of terrorist activity, armed conflict, natural disasters or pandemic diseases on the economy generally, on the level of demand for the Company’s products or on the Company’s ability to manage its supply and delivery logistics in such an environment. For additional information concerning these and other risks and uncertainties that could affect these statements and the Company’s business, see Part I, Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, as well as other risks and uncertainties detailed from time to time in the Company’s reports on Forms 10-Q and 8-K subsequently filed from time to time with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to republish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Regulation G: The financial results reported in this press release have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”). In addition to the GAAP results, the Company has also provided additional information concerning its results, which includes certain financial measures not prepared in accordance with GAAP. The non-GAAP financial measures included in this press release exclude charges associated with the Company’s gross margin initiatives. These non-GAAP financial measures should not be considered a substitute for any measure derived in accordance with GAAP. These non-GAAP financial measures may also be inconsistent with the manner in which similar measures are derived or used by other companies. Management believes that the presentation of such non-GAAP financial measures, when considered in conjunction with the most directly comparable GAAP financial measures, provides additional useful information concerning the Company’s operations without these charges. The Company has provided reconciling information in the text of this press release and in the accompanying schedules.

About Callaway Golf

Through an unwavering commitment to innovation, Callaway Golf Company (NYSE:ELY) creates products and services designed to make every golfer a better golfer. Callaway Golf Company manufactures and sells golf clubs and golf balls, and sells golf accessories, under the Callaway Golf®, Odyssey®, Top-Flite®, and Ben Hogan® brands in more than 110 countries worldwide. For more information please visit www.callawaygolf.com or www.shop.callawaygolf.com.

CONTACT:
Callaway Golf Company
Brad Holiday
Eric Struik
Michele Szynal
(760) 931-1771